Exhibit 10.17

Execution Version

AMENDMENT NO. 1 TO

SUBSCRIPTION AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Subscription Agreement, dated October 4, 2023 (the “Subscription Agreement”), by and between Golden Arrow Merger Corp., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”), is made and entered into as of February 28, 2024 by and among the Company and the Subscriber. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subscription Agreement.

RECITALS

WHEREAS, the Company previously entered into a Business Combination Agreement, dated as of October 4, 2023, with Bolt Threads, Inc., a Delaware corporation (“Bolt”), and the other parties thereto, providing for the acquisition of Bolt (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, the Company and the Subscriber previously entered into the Subscription Agreement (the “Parties”);

WHEREAS, concurrently with the execution of this Amendment, the Subscriber is purchasing an unsecured promissory note (the “February Note”) from Bolt pursuant to Section 3.3 of that certain Note Purchase Agreement, dated October 4, 2023, by and between Bolt, the Subscriber and the other parties thereto (the “Note Purchase Agreement”);

WHEREAS, the Parties desire to amend the Subscription Agreement to reduce the Purchase Price payable by the Subscriber at Closing under the Subscription Agreement by an amount equal to the purchase price paid by the Subscriber for the February Note, with a corresponding reduction in the number of Subscribed Shares to be purchased by the Subscriber under the Subscription Agreement;

WHEREAS, concurrently with the execution of this Amendment, (i) the Company is entering into amendments to the subscription agreements (the “Other Amendments”) substantially similar to this Amendment with certain other investors (the “Other Subscribers”), (ii) certain other investors (the “Other Purchasers”) are purchasing unsecured promissory notes from Bolt pursuant to Section 3.3 of the Note Purchase Agreement (such notes, together with the February Note, the “February Notes”, and the aggregate gross proceeds thereof to Bolt, the “February Note Proceeds”), and (iii) Bolt, the Subscriber, the Other Purchasers and certain other Lenders (as defined in the Note Purchase Agreement) are entering into a Letter Agreement to, among other things, amend the Note Purchase Agreement in connection with the issuance of the February Notes;

WHEREAS, the Parties desire to amend the Subscription Agreement to clarify that the February Note Proceeds will count towards the condition in Section 2(e)(v) of the Subscription Agreement that certain specified proceeds to be received by the Company at or prior to the Closing shall be no less than $32,000,000 in the aggregate; and

WHEREAS, Section 10(j) of the Subscription Agreement provides that the Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the Parties and Bolt.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Amendment to the Subscription Agreement.

(a) The definition of “Subscribed Shares” for purposes of this Amendment and the Subscription Agreement shall be amended from the amount set forth on the Subscriber’s signature page hereto as the “Number of Subscribed Shares initially subscribed for” to the amount set forth on the Subscriber’s signature page as the “Revised number of Subscribed Shares to be subscribed for,” and the “Purchase Price” for purposes of this Amendment and the Subscription Agreement shall be the amount set forth on the Subscriber’s signature page as the “Revised ‘Purchase Price’”.

(b) Section 2(e)(v) of the Subscription Agreement is hereby deleted and replaced with the following:

“the Financing Proceeds, the aggregate gross proceeds to Bolt from the February Notes purchased pursuant to the Note Purchase Agreement and the amount in the Company’s trust fund established by the Company for the benefit of its public stockholders maintained in a trust account at JP Morgan Chase Bank, N.A., in each case, to be received by the Company at or prior to the Closing shall be no less than $32,000,000 in the aggregate, less any amounts that the Company is entitled to withdraw from the Trust Account (as defined in Section 7) to pay tax obligations owed by the Company as of the Closing Date in excess of $140,000 in the aggregate.”

2. Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Subscription Agreement or any rights or obligations of any party under or in respect of the Subscription Agreement. Except as modified by this Amendment, the Subscription Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties and Bolt, each reference in the Subscription Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Subscription Agreement shall mean and be a reference to the Subscription Agreement as amended by this Amendment, and a reference to the Subscription Agreement in any other instrument or document shall be deemed a reference to the Subscription Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Subscription Agreement, as amended by this Amendment.

3. General. Section 10 of the Subscription Agreement shall apply to this Amendment mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GOLDEN ARROW MERGER CORP.

By
Name:	Timothy Babich
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Subscription Agreement]

[SUBSCRIBER]

By
Name:	[ ● ]
Title:	[ ● ]

Number of Subscribed Shares initially subscribed for:

Price Per Subscribed Share:	$10.00

Initial aggregate Purchase Price:	$

Revised number of Subscribed Shares to be subscribed for:

Revised “Purchase Price”	$

You must pay the revised Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to Amendment No. 1 to Subscription Agreement]

Acknowledged and Agreed by:

BOLT THREADS, INC.

By
Name:	Daniel Widmaier
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Subscription Agreement]